UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2009

NETWORK CADENCE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6560 South Greenwood Plaza Boulevard Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2009,  the Board of Directors of Network Cadence, Inc. (the "Company") adopted the Network Cadence, Inc. 2009 Equity Incentive Plan (the "Incentive Plan").  The Company expects to submit the Incentive Plan for approval by its stockholders at the next annual meeting of the Company's stockholders.  The Company’s Board of Director’s (the “Board”) will administer the Incentive Plan until the Board delegates the administration to a committee of the Board.

The purpose of the Incentive Plan is to benefit the Company's stockholders by assisting the Company to further the growth and development of the Company by affording an opportunity for stock ownership to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, the Company and its affiliates, and to assist the Company in attracting and retaining new employees, directors and consultants; to encourage growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for individual performance; and to promote teamwork.

Under the Incentive Plan, the Board in its sole discretion may grant stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, deferred stock or other equity-based awards (each an “Award”) under the Plan Company's employees, directors and consultants (or those of the Company's affiliates).  The Awards available under the Incentive Plan also include performance-based Awards, which would have pre-established performance goals that relate to the achievement of the Company’s business objectives.  The performance-based stock Awards available under the plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRC"), to allow such Awards, when payable, to be tax deductible by the Company.

The Company has reserved a total of 2,000,000 shares of common stock for issuance under the Incentive Plan.  To the extent that an award expires, ceases to be exercisable, is forfeited or repurchased by the Company, any shares subject to the Award may be used again for new grants under the Incentive Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award (other than an option) may be used for grants under the Plan.  The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Plan during any fiscal year of the Company is 1,000,000.

The Board may grant two types of options under the Incentive Plan: (a) options qualifying as "incentive stock options" under the requirements of Section 422 of the IRC, or any successor provision, and designated as such ("ISOs"), and (b) non-qualified stock options.

The Board determines the vesting schedule, the exercise price per share, if applicable, and other terms and conditions for each Award.  In the case of options intended to constitute ISOs or performance-based compensation within the meaning of Section 162(m) of the IRC, the exercise price may not be less than the fair market value of the Company's common stock on the date of grant.  The Board will determine the term of each Award.  With respect to options and stock appreciation rights, the term may not exceed ten years and is subject to further limitations as described herein.  In the case of an option that is subject to Section 409A of the IRC (“Section 409A”), the exercise of the option shall be limited to one of : (1) a change in control, (2) the holder’s separation from service, (3) a specified date, or (4) the taxable year in which the option vests.

ISOs may be granted only to employees.  To the extent required by Section 422(d) of the IRC, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000.  ISOs granted to a person considered to own more than 10% of the total combined voting power of all classes of the Company's outstanding stock, or the stock of any subsidiary or affiliate, may not be exercisable after the expiration of five years from the grant date and the option exercise price must be at least 110% of the fair market value of the common stock subject to the option.

Each award shall be evidenced by a written Award agreement.  To the extent that Board determines that any Award is subject to Section 409A, the applicable Award agreement will incorporate the terms and conditions required by Section 409A.  An Award agreement for an option may provide for the payment of the exercise price, in whole or in part, by (1) cash or check, (2) the delivery of a number of shares of the Company's common stock (plus cash if necessary) having a fair market value equal to such exercise price or (3) a properly-executed written notice, directs an immediate market sale with a broker with respect to all or a part of the shares of common stock then issuable upon exercise or vesting of an award directing the broker to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required equal to the exercise price. Moreover, an option agreement may provide for a "cashless exercise" of the option by establishing procedures whereby the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate fair market value that does not exceed the aggregate exercise price and required withholding amounts.

The Board has the right to terminate, amend, suspend or modify the Incentive Plan and to amend the terms of any granted Award, whether or not vested except that no such action may diminish or impair the rights under an Award previously granted without the affected participant’s consent.  In addition, the Board may not reprice the exercise price of any outstanding option or stock appreciation price other than in specified situations provided for in the Incentive Plan.  In the event that the Board determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Incentive Plan and the applicable award agreement that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A.

No options have been exercised as of the date of this Current Report on Form 8-K.

The Company has attached hereto as Exhibit 10.1 a copy of the Incentive Plan. The foregoing summary is qualified in its entirety by the contents of the Incentive Plan.

Item 9.01                      Financial Statements and  Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Network Cadence, Inc. 2009 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK CADENCE, INC.
Date: November 2, 2009	By:	/s/ John McCrawley
John McCrawley
Chief Executive Officer